HANSEN, BARNETT & MAXWELL
             A Professional Corporation
            CERTIFIED PUBLIC ACCOUNTANTS
                        AND
                BUSINESS CONSULTANTS
              5 Triad Center, Suite 750
            Salt Lake City, UT 84180-1128
                Phone: (801) 532-2200
                 Fax: (801) 532-7944
                   www.hbmcpas.com






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 11, 2004, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 252,562,500 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.

                                            /s/ Hansen, Barnett & Maxwell

                                            HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 14, 2004